Exhibit 10.18

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of December 24, 2008, between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated October 6, 2005 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.	Section 8(H)(ii) of the MLA is hereby amended and restated to read as follows:

SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to and with respect to Subsections 8(B) through 8(G) hereof, agrees to cause each Subsidiary to:

(H)    Reports and Notices. Furnish to CoBank:

(ii) Interim Financial Statements. As soon as available, but in no event more than 30 days after the end of each month, a consolidated balance sheet of the Company and its consolidated Subsidiaries, if any, as of the end of such month, a consolidated statement of income for the Company and its consolidated Subsidiaries, if any, for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from CoBank, certified by an authorized officer or employee of the Company acceptable to CoBank.

2.	Sections 9(A) and (F) of the MLA are hereby amended and restated to read as follows:

SECTION 9.  Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not and will not permit its Subsidiaries to:

(A) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers’ acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) indebtedness of the Company under its member or patron investment program, provided, however, that such indebtedness is expressly stated to be subordinate in right of payment to all obligations of the Company to CoBank; (v) debt of the Company to Urethane Soy Systems Company’s shareholders in an amount not to exceed $900,000.00, but no extensions, renewals and refinancings thereof; and (vi) debt of the Company to miscellaneous creditors in an amount not to exceed $300,000.00.

Exhibit 10.18
Amendment RIB051E to Master Agreement RIB051	-2-
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota

(F)         Contingent Liabilities. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company’s business.

3.               Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by theft duly authorized officers as of the date shown above.

CoBANK, ACB		SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	/s/ Irene Matlin	By:	/s/ Rodney Christensen
Its:	Assistant Corporate Secretary	Title:	CEO

Exhibit 10.18

STATUSED REVOLVING CREDIT SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated October 6, 2005 (the “MLA”), is entered into as of December 24, 2008 between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”), and amends and restates the Supplement dated September 22, 2008 and numbered RIB051S01H.

SECTION 1. The Revolving Credit Facility. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of $40,000,000.00 (the “Commitment”), or the “Borrowing Base” (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

SECTION 2. Purpose. The purpose of the Commitment is to finance the inventory and receivables referred to in the Borrowing Base Report.

SECTION 3. Term. The term of the Commitment shall be from the date hereof, up to and including February 1, 2010, or such later date as CoBank may, in its sole discretion, authorize in writing.

SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A)         One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 275 basis points above the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, as published by Bloomberg or another major information vender listed on BBA’s official website on the first U.S. Banking Day (as hereinafter defined) in each week with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which CoBank is open for business and banks are open for business in New York, New York; (2) “Eurocurrency Liabilities” shall have the meaning as set forth in “FRB Regulation D”; and (3) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(B)         Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten.

Exhibit 10.18
Statused Revolving Credit Supplement RIB051S01I SOUTH DAKOTA SOYBEAN PROCESSORS, LLC Volga, South Dakota	-2-

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company’s local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

SECTION 5. Promissory Note. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 6. Borrowing Base Reports, Etc. The Company agrees to furnish a Borrowing Base Report to CoBank at such times or intervals as CoBank may from time to time request. Until receipt of such a request, the Company agrees to furnish a Borrowing Base Report to CoBank within 30 days after each month end calculating the Borrowing Base as of the last day of the month for which the Report is being furnished. However, if no balance is outstanding hereunder on the last day of such month, then no Report need be furnished. Regardless of the frequency of the reporting, if at any time the amount outstanding under the Commitment exceeds the Borrowing Base, the Company shall immediately notify CoBank and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base.

SECTION 7. Letters of Credit. If agreeable to CoBank in its sole discretion in each instance, in addition to loans, the Company may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after CoBank’s receipt of a duly completed and executed copy of CoBank’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed a loan under the Commitment and shall be repaid in accordance with this Supplement. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the Commitment. Notwithstanding the foregoing or any other provision hereof, the maximum amount capable of being drawn under each letter of credit must be statused against the Borrowing Base in the same manner as if it were a loan, and in the event that (after repaying all loans) the maximum amount capable of being drawn under the letters of credit exceeds the Borrowing Base, then the Company shall immediately notify CoBank and pay to CoBank (to be held as cash collateral) an amount equal to such excess.

Exhibit 10.18
Statused Revolving Credit Supplement RIB051S01I SOUTH DAKOTA SOYBEANPROCESSORS, LLC Volga, South Dakota	-3-

SECTION 8. Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

SECTION 9. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/4 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of calculating the commitment fee only, the “Commitment” shall mean the dollar amount specified in Section 1 hereof, irrespective of the Borrowing Base.

SECTION 10. Collateral Inspections. In consideration of the loans made hereunder, the Company will permit CoBank or its representatives, agents, or independent contractors, during normal business hours or at such other times as CoBank and the Company may agree to: (a) inspect or examine the Company’s properties, books and records; (b) make copies of the Company’s books and records; and (c) discuss the Company’s affairs, finances and accounts with its officers, employees and independent certified public accountants. Without limiting the foregoing, the Company will permit CoBank, through an employee of CoBank or through an independent third party contracted by CoBank, to conduct on an annual basis a review of the collateral covered by the Security Agreement. The Company further agrees to pay to CoBank a collateral inspection fee designated by CoBank and reimburse CoBank all reasonable costs and expenses incurred by CoBank in connection with such collateral inspection reviews performed by CoBank employees or its agents.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	By:	/s/ Rodney Christensen
Title:	Title:	CEO

Exhibit 10.18

SEASONAL BORROWING BASE REPORT
CoBank ACB
EXHIBIT A

Name of Borrower	City, State:	Date of Period
South Dakota Soybean Processors, LLC (18462590)	Volga, South Dakota

PART A-ELIGIBLE RECEIVABLES

For purposes hereof, ELIGIBLE RECEIVABLES shall mean rights to payment for goods sold and delivered or for services rendered which: (a) are not subject to any dispute, set-off, or counterclaim; (b) are not owing by an account debtor that is subject to a bankruptcy, reorganization, receivership or like proceeding; (c) are not subject to a lien in favor of any third party, other than liens authorized by CoBank in writing which are subordinate to CoBank’s lien; (d) are not owing by an account debtor that is owned or controlled by the borrower; (e) are not accounts due more than 30 days from invoice date; (f) are not accounts with balances past due more than 30 days; (g) are not deemed  ineligible by CoBank.  For purposes thereof, CONTRACT RECEIVABLES shall mean all Accrued Gains & Losses on Open Purchase and Sale Contracts for grain which (a) are not in dispute, (b) are legally enforceable, and (c) are not subject to a lien except in favor of CoBank.
			ADVANCE		ALLOWABLE
ELIGIBLE RECEIVABLES	AMOUNT		RATE		ADVANCE

Trade Receivables 0-30 Days	$-	X	90%	=	$-
Trade Receivables 31-60 Days	$-	X	50%	=	$-
Trade Receivables 61 Days and Over	$-	X	0%	=	$-
Other Receivables	$-	X	0%	=	$-
Net Liquidated Value of Brokerage Accounts	$-	X	90%	=	$-

Net Contract Receivables for Old Crop Beans*	$-	X	80%	=	$-
Net Contract Receivables for New Crop Beans*	$-	X	70%	=	$-
Subtotal-Net Contract Receivables for Beans	$-				$-
*Old crop ends September 30. Net Contract
Receivables are Accrued Gains & Losses on
Open Purchase & Sale Contracts

TOTAL PART A	$-				$-

PART B-ELIGIBLE INVENTORY

For purposes hereof, ELIGIBLE FARM SUPPLY INVENTORY shall mean inventory which: (a) is of a type shown below; (b) is owned by the borrower and not held by the borrower on consignment or similar basis; (c) is not subject to a lien except in favor of CoBank.

				ADVANCE		ALLOWABLE
Types of Eligible Inventory	AMOUNT	Deduction		RATE		ADVANCE
Soybeans*	$-		X	90%	=	$-
Less: Grain Payables		$-	X	90%	=	$-

Soybean Meal**	$-		X	90%	=	$-
Soybean Oil**	$-		X	90%	=	$-
Soybean Hulls**	$-		X	80%	=	$-
Other Inventory	$-		X	0%	=	$-
TOTAL PART B	$-					$-

*Valued at Bid Price FOB Volga, SD
**Valued at Market FOB Volga, SD

Exhibit 10.18

PART C – OBLIGATIONS

Less:	OBLIGATIONS
Book Overdraft (Bank overdraft net of cash available.)	$-
Demand Patron Notes / Deposits	$-
Accts Payable Owed to Suppliers with PMSI Filings	$-
Outstanding Balance of CoBank Loan(s), (as of date of this report): (#RIB051S01)	$-
CoBank Letters of Credit Issued	$-
TOTAL PART C (NET OBLIGATIONS SUMMARY)	$-

*EXCESS/OVERADVANCE (AS OF END OF PERIOD): Total A + B – C	$-

*IF AN OVERADVANCE IS REPORTED ABOVE, PLEASE CONTACT YOUR RELATIONSHIP MANAGER IMMEDIATELY WITH: 1) AN UPDATED BORROWING BASE REPORT, AND 2) SPECIFICS OF ALL PAYMENTS REMITTED SINCE END OF PERIOD (CHECK NUMBERS, WIRE ROUTING NUMBERS, ETC.).  FUNDS MUST BE REMITTED TO COBANK WITHIN 5 BUSINESS DAYS OF MONTH END

I HEREBY CERTIFY THIS INFORMATION IS CORRECT.

AUTHORIZED SIGNATURE (for Electronic Signature)	TITLE	DATE

Exhibit 10.18

Loan No. RIB05IT05C

REVOLVING TERM LOAN SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated October 6, 2005 (the “MLA”), is entered into as of December 24, 2008 between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”) and amends and restates the Supplement dated March 26, 2007 and numbered RIB051T05B.

SECTION 1. The Revolving Term Loan Commitment. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company from the date hereof, up to and including March 20, 2013, in an aggregate principal amount not to exceed, at any one time outstanding, $11,900,000,00 less the amounts scheduled to be repaid during the period set forth below in Section 5 (the “Commitment”). Within the limits of the Commitment, the Company may borrow, repay, and reborrow.

The Company may, in its sole discretion, elect to permanently reduce the amount of the Commitment by giving CoBank ten (10) days prior written notice. Said election shall be made only if the Company is not in default at the time of the election and will remain in compliance with all financial covenants after such reduction. Any such reduction shall be treated as an early, voluntary reduction of the Commitment amount and shall not delay or reduce the amount of any scheduled Commitment reduction under Section 5 hereof (which reductions shall continue in semi-annual increments of $1,300,000.00 on the dates determined in accordance with Section 5), but rather shall result in an earlier expiration of the Commitment and final maturity of the loans.

SECTION 2. Purpose. The purpose of the Commitment is to provide working capital to the Company. The purpose of the Commitment is to finance the construction of a soybean refinery.

SECTION 3. Term. Intentionally Omitted.

SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A)  One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 290 basis points above the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, as published by Bloomberg or another major information vender listed on BBA’s official website on the first U.S. Banking Day (as hereinafter defined) in each week with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which CoBank is open for business and banks are open for business in New York, New York; (2) “Eurocurrency Liabilities” shall have the meaning as set forth in “FRB Regulation D”; and (3) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Exhibit 10.18

Revolving Term Loan Supplement RIB051T05C	-2-
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota

(B)   Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be five.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option provided for above unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company’s local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

SECTION 5. Promissory Note. The Company promises to repay on the date of each reduction in the Commitment, the outstanding principal, if any, that is in excess of the available balance. The available balance shall be decreased by $1,300,000.00 on the 20th day of each March and September beginning March 20, 2009, and continuing through and including September 20, 2012, followed by a final reduction at the expiration of the Commitment on March 20, 2013, at which time any outstanding balance shall be due and payable in full. If any installment due date in not a day on which CoBank is open for business, then such payment shall be made on the next day on which CoBank is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 6. Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

SECTION 7. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/2 of 1% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

Exhibit 10.18

Revolving Term Loan Supplement RIB051T05C	-3-
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

	By:	/s/ Rodney Christensen
	Title:	CEO

Exhibit 10.18
Loan No. RIB051T06A

REVOLVING CREDIT SUPPLEMENT
Letter of Credit

THIS SUPPLEMENT to the Master Loan Agreement dated October 6, 2005 (the “MLA”), is entered into as of December 24, 2008 between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”), and amends and restates the Supplement dated July 17, 2008 and numbered RIB051T06.

SECTION 1. The Revolving Credit Facility. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $500,000.00 at any one time outstanding (the “Commitment”). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

SECTION 2. Purpose. The purpose of the Commitment is to allow the Company to open an irrevocable letter of credit (“Letter of Credit”) for its account. The Letter of Credit will be issued within a reasonable period of time after CoBank’s receipt of a duly completed and executed copy of CoBank’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties. Any draw under the Letter of Credit issued hereunder shall be deemed a loan under the Commitment and shall be repaid in accordance with this Supplement. The Letter of Credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the Commitment.

SECTION 3. Term. The term of the Commitment shall be from the date hereof, up to and including September 1, 2010, or such later date as CoBank may, in its sole discretion, authorize in writing.

SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A)  One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 275 basis points above the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, as published by Bloomberg or another major information vender listed on BBA’s official website on the first U.S. Banking Day (as hereinafter defined) in each week with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which CoBank is open for business and banks arc open for business in New York, New York; (2) “Eurocurrency Liabilities” shall have the meaning as set forth in “FRB Regulation D”; and (3) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Exhibit 10.18

Revolving Credit Supplement Letter of Credit RJB051T06A	-2-
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota

(B)  Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be five.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option provided for above unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company’s local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

SECTION 5. Promissory Note. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 6. Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

	By:	/s/ Rodney Christensen
	Title:	CEO